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                                                                    EXHIBIT 99.2


                            Starwood Hotels & Resorts
                             1111 Westchester Avenue
                             White Plains, NY 10604




March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To Securities and Exchange Commission:

Arthur Andersen LLP has represented to us that the audit of the consolidated financial statements of Starwood Hotels & Resorts as of December 31, 2001 was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, and availability of national office consultation.



                                              Very truly yours,

                                              /s/ Ronald C. Brown

                                              Ronald C. Brown
                                              Vice President,
                                              Chief Financial Officer and
                                              Chief Accounting Officer